Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 24, 2022, with respect to the consolidated financial statements of The Lion Electric Company incorporated by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 and Prospectus forming a part thereof. We consent to the use of the aforementioned report incorporated by reference in the Post-Effective Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Raymond Chabot Grant Thornton LLP

Montréal, Canada

April 5, 2022